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                                                                   EXHIBIT 21.01

WEST CORPORATIONS AND SUBSIDIARIES

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NAME                                       STATE OF ORGANIZATION  DBAS                                    DBA STATE
----                                       ---------------------  ----                                    ---------
West Corporation                           Delaware               West Corporation (Delaware)             NE
West International Corporation             Delaware               None
West Facilities Corporation                Delaware               None
West Telemarketing LP                      Delaware               None
West Contact Services, Inc.                Philippines            None
Jamaican Agent Services Limited            Jamaica                None
West Business Services LP                  Delaware               Dakotah                                 AR, FL, GA, ID, IL, NJ,
                                                                                                          KY, NE, TX, WA
                                                                  West Business Services Insurance Sales  CA, NY
                                                                  Tel Mark Sales                          MI, WI
West Interactive Corporation               Delaware               None
West Receivable Services, Inc.             Delaware               None
West Direct, Inc.                          Delaware               Legal Rewards                           CT, NE
                                                                  Major Savings                           CT, NE
                                                                  Savings Direct                          CT, NE
                                                                  TeleConference USA                      CO, CT, GA, NE, TX
Asset Direct Mortgage, LLC                 Delaware               None
InterCall, Inc.                            Delaware               Intercall Teleconferencing Inc.         NJ
Northern Contact, Inc.                     Delaware               None
West Telemarketing Corporation II          Delaware               None
West Telemarketing Canada, ULC             Canada                 None
West Transaction Services LLC              Delaware               None
West Transaction Services II LLC           Delaware               None
West International Asset Management LLC    Nevada                 None
Attention Funding Corporation              Delaware               None
Attention Funding Trust                    Delaware               None
InterCall Telecom Ventures, LLC            Delaware               None
ECI Conference Call Services LLC           Delaware               None
ConfereceCall.com, Inc.                    Delaware               West Conferencing Services, Inc.        TX
InterCall, Inc.                            Canada                 None
InterCall Australia Pty. Ltd.              Australia              None
InterCall Singapore Pte. Ltd.              Singapore              None
InterCall Hong Kong Pty. Ltd.              Hong Kong              None
InterCall Asia Pacific Holdings Pty. Ltd.  Australia              None
InterCall New Zealand Limited              New Zealand            None
InterCall Conferencing Services, Ltd.      United Kingdom         None
Legal Connect Limited                      United Kingdom         None
InterCall Japan KK                         Japan                  None
Buy DebtCo LLC                             Nevada                 None
West Asset Management Inc.                 Delaware               WAM West Asset Management, Inc.         TX
West Asset Purchasing, LLC                 Nevada                 None
The Debt Depot, LLC                        Delaware               None
Worldwide Asset Purchasing, LLC            Nevada                 None
Portfolios NAM S. de R.L. de C.V.          Mexico                 None
Portfolios NAM-1 S. de R.L. de C.V.        Mexico                 None
CGA Corporation Gerencial de Activos,
   S. de R.L. de C.V.                      Mexico                 None
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